Exhibit 23.1

DAVID S. FRIEDKIN CPA
601 HARING FARM COURT
RIVER VALE, NJ 07675

Tel: 201-314-3151 Email: dsfriedkin@gmail.com

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our report dated April 25, 2016, with respect to the financial statements of Petrogres Co Limited and Affiliates, contained in the Current Report on Form 8-K of Petrogress, Inc. We hereby consent to the use of the aforementioned report in the filing on Form 8-K.

/s/ David S. Friedkin CPA River Vale, New Jersey March 13, 2016